================================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) February 29, 1996

                              COGNEX CORPORATION
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


      MASSACHUSETTS                    0-17869                   04-2713778
----------------------------         ------------            -------------------
(State or other jurisdiction         (Commission               (IRS Employer
    of incorporation)                File Number)            Identification No.)


                               ONE VISION DRIVE
                       NATICK, MASSACHUSETTS 01760-2059
                                (508) 650-3000
             ----------------------------------------------------
             (Address, including zip code, and telephone number, including area code, of principal executive offices)


================================================================================


                                    INDEX

Item 2.     Acquisition or Disposition of Assets

Item 7.     Financial Statements and Exhibits

            (a) Financial Statements of Business Acquired
                Report of Independent Accountants


                Consolidated Statements of Income for the quarter ended December
                    31, 1995 and 1994 (unaudited) and the year ended September
                    30, 1995 and 1994


                Consolidated Balance Sheets at December 31, 1995 (unaudited),
                  September 30, 1995, and September 30, 1994


                Consolidated Statements of Stockholders' Equity for the quarter ended December 31, 1995 (unaudited) and the year ended
                    September 30, 1995 and 1994


                Consolidated Statements of Cash Flows for the quarter ended
                    December 31, 1995 and 1994 (unaudited) and the year ended
                    September 30, 1995 and 1994


                Notes to Consolidated Financial Statements

            (b) Pro Forma Financial Information
                Introductory Information


                Unaudited Pro Forma Statements of Income for the year ended
                    December 31, 1995, 1994, and 1993


                Unaudited Pro Forma Balance Sheet at December 31, 1995
                Notes to Unaudited Pro Forma Financial Information

            (c) Exhibits


                Exhibit 2 -  Agreement and Plan of Merger dated as of February
                             29, 1996 among Cognex Corporation, Cognex Software
                             Development, Inc., Isys Controls, Inc., and
                             Richard Rombach


                Exhibit 27 - Financial Data Schedules (electronic filing only)



                             COGNEX CORPORATION
                                  FORM 8-K

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On February 29, 1996, Cognex Corporation ("Cognex") acquired Isys Controls Inc. ("Isys") of Alameda, California, a developer of ultra-high performance vision systems that automatically detect and classify surface flaws and defects on a variety of high value-added materials. The acquisition was accomplished pursuant to an Agreement and Plan of Merger dated as of February 29, 1996 (the "Merger Agreement") pursuant to which Cognex Software Development, Inc. (the "Merger Sub"), a wholly-owned subsidiary of Cognex, was merged with and into Isys. Pursuant to the Merger Agreement, Isys is the surviving corporation and all shares of Isys common stock outstanding immediately prior to the merger were converted into shares of Cognex common stock. An aggregate of 1,078,380 shares of Cognex common stock were exchanged for Isys common shares, and 253,547 shares of Cognex common stock were exchanged for Isys restricted common shares, with similar restrictions. An additional 68,042 shares of Cognex common stock were reserved for issuance upon exercise of Isys options which as a result of the merger became options for the purchase of Cognex common stock. The exchange ratio was .1470 of a share of Cognex common stock for each share of Isys common stock. The 1,078,380 shares of Cognex common stock exchanged for Isys common shares in the merger are being registered by means of a Registration Statement on Form S-3. A Registration Statement on Form S-8 will be filed in accordance with the terms of the Merger Agreement with respect to the shares of Cognex restricted common stock and Cognex common stock issuable upon the exercise of the options.

In accordance with an Escrow Agreement, dated as of February 29, 1996, by and among Cognex, State Street Bank and Trust Company (as Escrow Agent), and Richard Rombach (as Representative of the Isys stockholders), five percent of the shares of Cognex common stock otherwise payable to the Isys stockholders was placed in an escrow account to serve as indemnity to Cognex in the event of a breach by Isys of certain provisions of the Merger Agreement. The shares of Cognex common stock remaining in the escrow account will be released to the Isys stockholders on March 1, 1997. In addition, in connection with the merger, Cognex and Isys entered into Employment and Non-competition Agreements with Richard Rombach, the President of Isys, and certain other key employees of Isys.

                             COGNEX CORPORATION
                             FORM 8-K ITEM 7(A)
                  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                      REPORT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
Isys Controls, Inc.
Alameda, California


We have audited the accompanying consolidated balance sheets of Isys Controls, Inc. as of September 30, 1995 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for each of the two years in the period ended September 30, 1995. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Isys Controls, Inc. at September 30, 1995 and 1994, and the consolidated results of their operations and their cash flows for each of the two years in the period ended September 30, 1995, in conformity with generally accepted accounting principles.


                                                        Coopers & Lybrand L.L.P.

San Francisco, California
March 8, 1996

                                            ISYS CONTROLS, INC.
                                      CONSOLIDATED STATEMENTS OF INCOME


                                                     QUARTER ENDED DECEMBER 31,     YEAR ENDED SEPTEMBER 30,
                                                     --------------------------     ------------------------
                                                         1995          1994           1995          1994
                                                     -----------     ----------     ----------    ----------
                                                             (UNAUDITED)

Revenue.............................................  $2,874,292    $2,013,731     $8,175,859    $4,800,590

Cost of revenue.....................................   1,500,086       879,583      3,798,378     2,703,245
                                                      ----------    ----------     ----------    ----------

Gross margin........................................   1,374,206     1,134,148      4,377,481     2,097,345

Research, development and engineering expenses......     246,181       195,243        753,665       349,868

Selling, general and administrative expenses........     455,439       343,331      1,572,218       943,236
                                                      ----------    ----------     ----------    ----------

Income from operations..............................     672,586       595,574      2,051,598       804,241

Other income (expense)..............................      95,109        51,929        116,535       (35,160)
                                                      ----------    ----------     ----------    ----------

Income before provision for income taxes............     767,695       647,503      2,168,133       769,081

Provision for income taxes..........................     270,652       236,256        787,550       265,042
                                                      ----------    ----------     ----------    ----------

Net income..........................................  $  497,043    $  411,247     $1,380,583    $  504,039
                                                      ==========    ==========     ==========    ==========
Net income per share................................  $      .05    $      .04     $      .15    $      .06
                                                      ==========    ==========     ==========    ==========

Weighted average common shares outstanding..........   9,503,839     9,407,008      9,405,342     9,103,726
                                                      ==========    ==========     ==========    ==========


The accompanying notes are an integral part of these consolidated financial statements.

                                      ISYS CONTROLS, INC.
                                   CONSOLIDATED BALANCE SHEETS

                                                                                  SEPTEMBER 30,
                                                            DECEMBER 31,   --------------------------
                                                               1995           1995            1994
                                                            -----------    ----------      ----------
                                                            (UNAUDITED)
ASSETS

Current assets:
    Cash and cash equivalents.............................. $  917,748     $  464,174      $  443,652
    Accounts receivable....................................    942,588      1,853,592       1,088,603
    Inventories............................................    532,553        928,922         768,859
    Costs and estimated earnings in excess of billings.....  3,056,067      1,983,132         796,142
    Deferred income taxes..................................     76,184         91,571
    Prepaid expenses and other.............................     61,178         17,941          29,336
                                                            ----------     ----------      ----------
        Total current assets...............................  5,586,318      5,339,332       3,126,592
                                                            ----------     ----------      ----------
Fixed assets, net..........................................    666,556        619,007         224,182
Intangible assets, net.....................................     11,239         11,543
Lease deposits.............................................     33,400         15,061          11,853
                                                            ----------     ----------      ----------
                                                            $6,297,513     $5,984,943      $3,362,627
                                                            ==========     ==========      ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Billings in excess of costs and estimated earnings....  $  611,975     $  584,150      $  148,296
    Accounts payable and accrued expenses.................     766,084        754,305         499,911
    Accrued income taxes..................................     349,981        620,917         219,926
                                                            ----------     ----------      ----------
        Total current liabilities.........................   1,728,040      1,959,372         868,133
                                                            ----------     ----------      ----------
Capital lease obligations.................................      50,783          6,540
Deferred income taxes.....................................      99,732        101,535
                                                            ----------     ----------      ----------
        Total liabilities.................................   1,878,555      2,067,447         868,133
                                                            ----------     ----------      ----------

Stockholders' equity:
    Common stock, $.0001 par value -
      Authorized: 10,000,000 shares, issued:  9,691,439
      shares at December 31, 1995, 9,641,439 shares
      at September 30, 1995, and 9,451,439 shares at
      September 30, 1994..................................         969            964             945
    Additional paid-in capital............................   2,517,405      2,494,903       2,456,903
    Deferred compensation.................................     (46,234)       (28,146)        (32,579)
    Retained earnings.....................................   1,946,881      1,449,838          69,255
    Treasury stock, at cost, 630,000 shares at
      December 31, 1995 and September 30, 1995, and
      300,000 shares at September 30, 1994................         (63)          (63)             (30)
                                                            ----------     ----------      ----------
        Total stockholders' equity........................   4,418,958      3,917,496       2,494,494
                                                            ----------     ----------      ----------
                                                            $6,297,513     $5,984,943      $3,362,627
                                                            ==========     ==========      ==========


      The accompanying notes are an integral part of these consolidated financial statements.


                                                       ISYS CONTROLS, INC.
                                         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                         COMMON STOCK     ADDITIONAL                             TREASURY STOCK     TOTAL
                                      -----------------   PAID-IN      DEFERRED    RETAINIED     --------------  STOCKHOLDERS'
                                        SHARES PAR VALUE  CAPITAL    COMPENSATION  EARNINGS      SHARES   COST      EQUITY
                                       ------- ---------  ---------- ------------ ----------    -------  -----   ------------
Balance at October 1, 1993........... 8,551,808   $855   $1,380,087   $(49,443)  $ (434,784)    300,000   $(30)    $  896,685
    Issuance of common stock.........   819,631     82    1,050,317                                                 1,050,399
    Amortization of deferred
        compensation.................                                   43,363                                         43,363
    Issuance of restricted stock.....    80,000      8       26,499    (26,499)                                             8
    Net income.......................                                               504,039                           504,039
                                      ---------   ----   ----------   --------   ----------     -------   ----     ----------
Balance at September 30, 1994........ 9,451,439    945    2,456,903    (32,579)      69,255     300,000    (30)     2,494,494
    Amortization of deferred
        compensation.................                                   42,433                                         42,433
    Issuance of restricted stock.....   190,000     19       38,000    (38,000)                                            19
    Retirement of restricted stock...                                                           330,000    (33)           (33)
    Net income.......................                                             1,380,583                         1,380,583
                                      ---------   ----   ----------   --------   ----------     -------   ----     ----------
Balance at September 30, 1995........ 9,641,439    964    2,494,903    (28,146)   1,449,838     630,000    (63)     3,917,496
    Amortization of deferred
        compensation.................                                    4,414                                          4,414
    Issuance of restricted stock.....    50,000      5       22,502    (22,502)                                             5
    Net income.......................                                               497,043                           497,043
                                      ---------   ----   ----------   --------   ----------     -------   ----      ---------
Balance at December 31, 1995
    (unaudited)...................... 9,691,439   $969   $2,517,405   $(46,234)  $1,946,881     630,000   $(63)    $4,418,958
                                      =========   ====   ==========   ========   ==========     =======   ====     ==========



      The accompanying notes are an integral part of these consolidated financial statements.

                                                       ISYS CONTROLS, INC.
                                              CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                    QUARTER ENDED              YEAR ENDED
                                                                     DECEMBER 31,             SEPTEMBER 30,
                                                               -----------------------    -----------------------
                                                                   1995        1994          1995      1994
                                                               -----------   ---------    -----------  ----------
                                                                      (UNAUDITED)
Cash flows from operating activities:
   Net income...............................................   $   497,043   $ 411,247    $ 1,380,583  $  504,039
   Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation and amortization, net of cumulative
       effect of change in accounting principle.............        86,638      (1,535)       122,357      66,358
     Amortization of deferred compensation expense..........         4,414       5,697         42,433      43,363
     Amortization of capital lease obligations..............          (393)                    (3,505)     (4,500)
     Loss on disposition of fixed assets....................                                                3,201
     Deferred income tax provision..........................        13,584     (11,890)         9,964
     Changes in current assets and current liabilities:
        Accounts receivable.................................       911,004    (478,304)      (764,989)   (931,933)
        Inventories.........................................       396,369      42,056       (160,063)   (212,815)
        Costs and estimated earnings in excess of billings..    (1,072,935)   (365,342)    (1,186,990)    258,038
        Prepaid expenses and other..........................       (43,237)     (3,316)        11,395     (22,769)
        Billings in excess of costs and estimated earnings..        27,825     143,731        435,854    (133,501)
        Accounts payable and accrued expenses...............         2,763      82,433        255,132     144,003
        Accrued income taxes................................      (270,936)    180,848        400,991     170,793
                                                               -----------   ---------    -----------  ----------
   Net cash provided by (used in) operating activities......       552,139       5,625        543,162   (115,723)
                                                               -----------   ---------    -----------  ----------
Cash flows from investing activities:
   Purchase of fixed assets.................................      (133,883)    (22,114)      (516,575)   (176,352)
   Purchase of intangible assets............................                                  (12,150)
   Lease deposits...........................................       (18,339)     (3,207)        (3,208)     (4,535)
                                                               -----------   ---------    -----------  ----------
   Net cash used in investing activities....................      (152,222)    (25,321)      (531,933)   (180,887)
                                                               -----------   ---------    -----------  ----------
Cash flows from financing activities:
   Issuance of common stock.................................                                            1,050,399
   Repayment of loan........................................                                             (650,000)
   Capital lease obligations................................        53,657                      9,293           8
                                                               -----------   ---------    -----------  ----------
   Net cash provided by financing activities................        53,657                      9,293     400,407
                                                               -----------   ---------    -----------  ----------

Net increase (decrease) in cash and cash equivalents........       453,574     (19,696)        20,522     103,797
Cash and cash equivalents at beginning of period............       464,174     443,652        443,652     339,855
                                                               -----------   ---------    -----------  ----------
Cash and cash equivalents at end of period..................   $   917,748   $ 423,956    $   464,174  $  443,652
                                                               ===========   =========    ===========  ==========
Supplemental disclosure of cash flow information:
   Cash paid during the period for:
        Interest............................................   $       469   $     104    $     1,933  $   68,422
                                                               ===========   =========    ===========  ==========
        Income taxes........................................   $   528,000   $  81,250    $   390,551  $   94,249
                                                               ===========   =========    ===========  ==========

The accompanying notes are an integral part of these consolidated financial statements.

                             ISYS CONTROLS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

ORGANIZATION
------------

Isys Controls, Inc. and subsidiary (the "Company") is engaged in designing, developing, manufacturing, and marketing advanced technology inspection systems for companies in continuous process industries, such as paper and plastic manufacturing and primary metal processing.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
------------------------------------------

  Basis of Presentation
  ---------------------

  In the opinion of the management of the Company, the accompanying unaudited consolidated financial statements contain all adjustments (consisting of only normal, recurring adjustments) necessary to present fairly the Company's consolidated financial position at December 31, 1995, and the consolidated results of its operations and changes in stockholders' equity and cash flows for the quarter ended December 31, 1995 and 1994.

  The results disclosed in the Consolidated Statements of Income for the quarter ended December 31, 1995 and 1994 are not necessarily indicative of the results to be expected for the full year.

  Certain amounts reported in prior periods have been reclassified to be consistent with the current period's presentation.

  Use of Estimates in the Preparation of Financial Statements
  -----------------------------------------------------------

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet date and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

  Consolidation
  -------------

  The accompanying financial statements include the accounts of Isys Controls, Inc. and its wholly-owned subsidiary, Isis Research, Inc. All intercompany balances and transactions have been eliminated.

  Cash Equivalents
  ----------------

  The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

  Inventories
  -----------

  Inventories are stated at the lower of average cost, determined on the first-in, first-out (FIFO) basis, or market.

  Fixed Assets
  ------------

  Fixed assets are stated at cost. Effective October 1, 1994, the Company adopted the straight-line method of depreciation, based on estimated useful lives ranging from five to seven years. Previously, the Company utilized the double-declining balance method. The accompanying Consolidated Statement of Income for the year ended September 30, 1995 includes the cumulative effect of the change in accounting principle to reflect this change in method, which did not have a material effect on the Company's financial position or results of operations. Leasehold improvements are amortized over the shorter of the estimated useful lives or the remaining terms of the leases. Upon retirement or sale, the cost of the assets are disposed of and the related accumulated depreciation is removed from the accounts, with any resulting gain or loss included in the determination of net income.

                             ISYS CONTROLS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

    Intangible Assets
    -----------------

    Intangible assets are comprised of purchased technology which are amortized using the straight-line method over estimated useful lives of ten years. Research and development costs are expensed until such time as management determines that efforts have yielded viable technology, and thereafter, related project costs are capitalized.

    Revenue Recognition
    -------------------

    The Company earns a significant percentage of its revenue from inspection system construction and related programming projects. The percentage-of-completion method is used by the Company to recognize revenue under these projects. Revenues are recognized as work is performed based on the relationship between actual labor costs incurred and total estimated labor costs. Revenues are adjusted prospectively for revisions in estimated total labor costs and project values. Estimated losses, if any, are recorded when identified. Costs and estimated earnings in excess of billings represent performance in advance of billings, while billings in excess of costs and estimated earnings represent billings in advance of performance.

    Income Taxes
    ------------

    The Company uses the liability method of accounting for income taxes and deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect when the differences are expected to reverse.

    Net Income per Share
    --------------------

    Net income per share is calculated based on the weighted average number of common and dilutive common equivalent shares outstanding during the period. Primary and fully diluted earnings per share are not materially different for each of the periods presented. Dilutive common equivalent shares consist of stock options, calculated using the treasury stock method.

INVENTORIES
-----------
Inventories consist of the following:

                                                                               SEPTEMBER 30,
                                                        DECEMBER  31,    -----------------------
                                                            1995           1995           1994
                                                        -------------    --------       --------
                                                          (UNAUDITED)
Raw materials.........................................     $415,391      $720,631       $575,344
Work-in-process.......................................       37,279        65,926        165,935
Finished goods........................................       79,883       142,365         27,580
                                                           --------      --------       --------
                                                           $532,553      $928,922       $768,859
                                                           ========      ========       ========


                                              ISYS CONTROLS, INC.

                                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FIXED ASSETS
------------

Fixed assets consist of the following:

                                                                                SEPTEMBER 30,
                                                           DECEMBER 31,    ------------------------
                                                              1995            1995           1994
                                                           -----------     ---------      ---------
                                                           (UNAUDITED)
Shop equipment...........................................  $  714,001      $ 660,876      $ 252,388
Office furniture, fixtures and equipment.................     319,843        239,085        168,260
Leasehold improvements...................................       9,585          9,585          8,420
                                                           ----------      ---------      ---------
                                                            1,043,429        909,546        429,068
Less: accumulated depreciation...........................    (376,873)      (290,539)      (204,886)
                                                           ----------      ---------      ---------
                                                           $  666,556      $ 619,007      $ 224,182
                                                           ==========      =========      =========

ACCOUNTING FOR PROJECTS
-----------------------

Project costs on uncompleted projects are as follows:
                                                             COSTS AND        BILLINGS
                                                             ESTIMATED       IN EXCESS
                                                            EARNINGS IN     OF COSTS AND
                                                             EXCESS OF       ESTIMATED
                                                             BILLINGS         EARNINGS        TOTAL
                                                            -----------     -----------    -----------
December 31, 1995 (unaudited):
   Costs and estimated earnings...........................  $ 5,946,028     $ 2,013,802    $ 7,959,830
   Less: billings.........................................   (2,889,961)     (2,625,777)    (5,515,738)
                                                            -----------     -----------    -----------
                                                            $ 3,056,067     $  (611,975)   $ 2,444,092
                                                            ===========     ===========    ===========
September 30, 1995:
   Costs and estimated earnings...........................  $ 4,518,398     $ 1,729,310    $ 6,247,708
   Less: billings.........................................   (2,535,266)     (2,313,460)    (4,848,726)
                                                            -----------     -----------    -----------
                                                            $ 1,983,132     $  (584,150)   $ 1,398,982
                                                            ===========     ===========    ===========
September 30, 1994:
   Costs and estimated earnings...........................  $ 4,069,047     $ 1,204,023    $ 5,273,070
   Less: billings.........................................   (3,272,905)     (1,352,319)    (4,625,224)
                                                            -----------     -----------    -----------
                                                            $   796,142     $  (148,296)   $   647,846
                                                            ===========     ===========    ===========




                                                       ISYS CONTROLS, INC.

                                            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

INCOME TAXES
------------

The provision for income taxes consists of the following:
                                                                   YEAR ENDED SEPTEMBER 30,
                                                                   ------------------------
                                                                     1995            1994
                                                                   --------        --------
Current:
   Federal......................................................   $682,405        $189,985

   State........................................................     95,181          75,057
                                                                   --------        --------
                                                                    777,586         265,042
                                                                   --------        --------
Deferred:
   Federal......................................................      4,386               -
   State........................................................      5,578               -
                                                                   --------        --------
                                                                      9,964               -
                                                                   --------        --------
                                                                   $787,550        $265,042
                                                                   ========        ========

A reconciliation of the provision for income taxes at the federal statutory rate is as follows:

                                                                   YEAR ENDED SEPTEMBER 30,
                                                                   ------------------------
                                                                   1995               1994
                                                                   ----               ----
Provision for income taxes at federal statutory rate...........     34%                34%
State income taxes, net of federal benefit.....................      3                  6
Other..........................................................     (1)                (6)
                                                                    --                 --
                                                                    36%                34%
                                                                    ==                 ==

The primary components of temporary differences that give rise to deferred taxes are as follows:

                                                                        SEPTEMBER 30,
                                                                  ------------------------
                                                                    1995            1994
                                                                  --------         -------
Current deferred tax asset:
   Accrued expenses............................................   $ 60,163        $ 27,000
   State taxes.................................................     31,408               -
                                                                  --------        --------
                                                                    91,571          27,000
   Less: valuation allowance..................................           -         (27,000)
                                                                  --------        --------
                                                                  $ 91,571        $      -
                                                                  ========        ========
Noncurrent deferred tax liability:
   Depreciation................................................   $ 33,388        $      -
   Capitalized research and development........................     68,147               -
                                                                  --------        --------
                                                                  $101,535        $      -
                                                                  ========        ========


                             ISYS CONTROLS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

LINE OF CREDIT
--------------

At December 31, 1995 (unaudited) and September 30, 1995, the Company had $750,000 available under a line of credit agreement with a bank expiring June 30, 1996. At December 31, 1995 (unaudited) and September 30, 1995, the Company had no outstanding balance under the line of credit. Borrowings under this line of credit bear interest at the bank's reference rate (8.5% at December 31, 1995 (unaudited) and 8.75% at September 30, 1995) plus 1.25%. Borrowings are collateralized by the Company's inventories, accounts receivable, equipment, patents, and trademarks. At September 30, 1994, the Company had $500,000 available under a line of credit agreement. At September 30, 1994, the Company had no outstanding balance under the line of credit.

LEASES (UNAUDITED)
------

The Company conducts its operations in leased facilities. The lease agreement expires on December 31, 2000 and is accounted for as an operating lease. Future minimum lease payments at December 31, 1995 are as follows:

                                 YEAR          AMOUNT
                                 ----          ------
                                 1996        $  259,656
                                 1997           352,704
                                 1998           368,736
                                 1999           384,768
                                 2000           400,800
                                             ----------
                                             $1,766,664
                                             ==========

STOCKHOLDERS' EQUITY
--------------------

    Long-Term Equity Incentive Plan
    -------------------------------

    The Company established the Isys Controls, Inc. 1991 Long-Term Equity Incentive Plan (the "Plan") in the fiscal year ended September 30, 1992, and reserved 2,000,000 shares of common stock (increased in March 1993 to 2,500,000) for grant under the Plan. Under the Plan, the Company may, at the discretion of the Plan Committee, award participants with either restricted shares of common stock or options to purchase restricted stock.

    Stock Options
    -------------

    The Company may grant incentive stock options, nonqualified stock options, or a combination of the two. The Plan Committee determines the grant price at the date of grant, but incentive stock options can not be granted at prices less than 100% of the fair value of the stock at the date of grant, and options granted to shareholders who own greater than 10% of the then-outstanding stock may not be granted at prices less than 110% of the fair value. Vesting periods are determined by the Plan Committee within the boundaries of the Plan. For incentive stock options, this period may not be less than two years and the holder may not sell the purchased shares until one year after the date of exercise.

    At December 31, 1995 (unaudited), September 30, 1995, and September 30, 1994, the Company had not issued any incentive stock options.

                             ISYS CONTROLS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

    Restricted Stock
    ----------------

    Other than restrictions that limit the sale and transfer of restricted stock, participants are entitled to all of the rights of a shareholder. The restrictive provisions of the stock will lapse within 20 years from the date of grant unless the Plan Committee accelerates the lapse. Restricted stock may be granted to the participant either separately from or in tandem (one-for-one) with stock options. When granted in tandem, the exercise of the option will cause forfeiture of the restricted stock related to the option. Also, the lapse of the restriction on the stock will cause the expiration of the related unexercised options or a pro rata portion of unexercised options related to the restricted stock. Deferred compensation expense is recorded for the difference at the date of grant between the fair value and the grant price and is amortized as compensation expense over the estimated vesting period as determined by the Plan Committee. Participants sell the restricted stock back to the Company at par value upon termination or retirement.

    Upon certain changes in the ownership of the Company, the stock options may vest immediately and the restrictive stock provisions may lapse. In addition, the Company has the first right of refusal to reacquire shares granted under the Plan at fair value.

                                                                           NUMBER OF         OPTION
                                                                        OPTIONS/SHARES   PRICE PER SHARE
                                                                        --------------   ---------------
   December 31, 1995 (unaudited):
      Nonqualified options outstanding (excluding options issued
         in tandem with restricted stock)........................            462,917      $.075 - $1.10
      Restricted stock outstanding...............................          1,725,000
      Nonqualified options exercisable (excluding options issued
         in tandem with restricted stock)........................            462,917      $.075 - $1.10
      Common stock available for future grant....................            312,083

   September 30, 1995:
      Nonqualified options outstanding (excluding options issued
         in tandem with restricted stock)........................            462,917      $.075 - $1.10
      Restricted stock outstanding...............................          1,675,000
      Nonqualified options exercisable (excluding options issued
         in tandem with restricted stock)........................            462,917      $.075 - $1.10
      Common stock available for future grant....................            362,083

   September 30, 1994:
      Nonqualified options outstanding (excluding options issued
         in tandem with restricted stock)........................            132,917      $.075 - $1.10
      Restricted stock outstanding...............................          1,815,000
      Nonqualified options exercisable (excluding options issued
         in tandem with restricted stock)........................            132,917      $.075 - $1.10
      Common stock available for future grant....................            552,083


                             ISYS CONTROLS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

EMPLOYEE BENEFIT PLAN
---------------------

The Company has a 401(k) defined contribution employee benefit plan that became effective in October 1993. Employees are eligible to participate in the 401(k) plan after one year of service, assuming that other eligibility requirements are satisfied. The 401(k) plan allows for employee contributions and discretionary employer contributions. Employer contributions amounting to $104,191 were accrued at September 30, 1995 and remain payable at December 31, 1995 (unaudited). Employer contributions amounting to $75,501 were accrued at September 30, 1994 and were paid in June 1995.

CONCENTRATION OF CREDIT RISK AND INDUSTRY RISK
----------------------------------------------

At December 31, 1995 (unaudited), $748,433 was receivable from three customers comprising approximately 79% of accounts receivable. In addition, approximately 85% of sales included in the accompanying statement of income for the quarter ended December 31, 1995 (unaudited) was attributable to four customers and approximately 47% of sales were to customers outside the United States.

At September 30, 1995, $1,610,419 was receivable from four customers comprising approximately 87% of accounts receivable. In addition, approximately 93% of sales included in the accompanying consolidated statement of income for the year ended September 30, 1995 was attributable to nine customers and approximately 33% of sales were to customers outside of the United States.

At September 30, 1994, $4,016,980 was receivable from six customers comprising approximately 84% of accounts receivable. In addition, approximately 91% of sales included in the accompanying consolidated statement of income for the year ended September 30, 1994 was attributable to ten customers and approximately 26% of sales were to customers outside the United States.

SUBSEQUENT EVENT
----------------

On February 29, 1996, the Company was acquired by Cognex Corporation. Under the terms of the acquisition, accounted for as a pooling of interests, an aggregate of 1,078,380 shares of Cognex common stock were exchanged for Isys common shares, and 253,547 shares of Cognex common stock were exchanged for Isys restricted common shares, with similar restrictions. An additional 68,042 shares of Cognex common stock were reserved for issuance upon exercise of Isys options which as a result of the merger became options for the purchase of Cognex common stock.

                              COGNEX CORPORATION
                              FORM 8-K ITEM 7(B)
                       PRO FORMA FINANCIAL INFORMATION

                              COGNEX CORPORATION

                           INTRODUCTORY INFORMATION

On February 29, 1996, Cognex Corporation ("Cognex") acquired Isys Controls Inc. ("Isys") of Alameda, California, a developer of ultra-high performance vision systems that automatically detect and classify surface flaws and defects on a variety of high value-added materials. Under the terms of the acquisition, accounted for as a pooling of interests, an aggregate of 1,078,380 shares of Cognex common stock were exchanged for Isys common shares, and 253,547 shares of Cognex common stock were exchanged for Isys restricted common shares, with similar restrictions. An additional 68,042 shares of Cognex common stock were reserved for issuance upon exercise of Isys options which as a result of the merger became options for the purchase of Cognex common stock. The exchange ratio was .1470 of a share of Cognex common stock for each share of Isys common stock.

In accordance with generally accepted accounting principles, costs incurred to effect the acquisition of Isys, which include primarily professional fees, will be expensed when incurred. Accordingly, no pro forma adjustments were made in the unaudited pro forma financial information for such costs. Transaction costs are expected to approximate $350,000 and will be included in operating expenses in the first quarter ending March 31, 1996.

The unaudited pro forma statements of income for the year ended December 31, 1995, 1994, and 1993 were prepared using the statements of income for Isys for the year ended September 30, 1995, 1994, and 1993 and assuming the acquisition was consummated at the beginning of the period presented. The unaudited pro forma balance sheet at December 31, 1995 was prepared assuming the acquisition was consummated on December 31, 1995.

The unaudited pro forma financial information is intended to provide information about the continuing impact of the acquisition by showing how it might have affected historical financial statements if it had been consummated at an earlier date. This information is not necessarily indicative of future operations or the actual results that would have occurred had the acquisition been consummated at the beginning of the period presented. This information should be read in conjunction with the accompanying notes to the unaudited pro forma financial information.

                                                COGNEX CORPORATION

                                     UNAUDITED PRO FORMA STATEMENT OF INCOME
                                       FOR THE YEAR ENDED DECEMBER 31, 1995
                                     (In thousands, except per share amounts)
                                                              HISTORICAL              PRO FORMA
                                                          -------------------    ----------------------
                                                           COGNEX       ISYS     ADJUSTMENTS    RESULTS
                                                          --------     ------    -----------  ---------
Revenue...............................................    $104,543     $8,176                  $112,719

Cost of revenue.......................................      22,543      3,798                    26,341
                                                          --------     ------                   -------

Gross margin..........................................      82,000      4,378                    86,378

Research, development and engineering expenses........      13,190        754                    13,944

Selling, general and administrative expenses..........      23,973      1,572                    25,545

Charge for acquired in-process technology.............      10,189                               10,189
                                                          --------     ------                   -------

Income from operations................................      34,648      2,052                    36,700

Other income..........................................       2,965        116                     3,081
                                                          --------     ------                   -------

Income before provision for income taxes..............      37,613      2,168                    39,781

Provision for income taxes............................      14,579        787                    15,366
                                                          --------     ------                   -------

Net income............................................    $ 23,034     $1,381                   $24,415
                                                          ========     ======                   =======

Net income per share..................................    $    .55                              $   .56
                                                          ========                              =======

Weighted average common shares outstanding............      41,952                1,383 (A)      43,335
                                                          ========                =====         =======


         The accompanying notes are an integral part of the pro forma financial information.

                                          COGNEX CORPORATION
                                 UNAUDITED PRO FORMA STATEMENT OF INCOME
                                  FOR THE YEAR ENDED DECEMBER 31, 1994
                                (In thousands, except per share amounts)
                                                               HISTORICAL                PRO FORMA
                                                           ------------------     ---------------------
                                                           COGNEX       ISYS      ADJUSTMENTS   RESULTS
                                                           -------     ------     -----------   -------
Revenue...............................................     $62,484     $4,800                   $67,284

Cost of revenue.......................................      13,884      2,703                    16,587
                                                           -------     ------                   -------

Gross margin..........................................      48,600      2,097                    50,697

Research, development and engineering expenses........       9,933        350                    10,283

Selling, general and administrative expenses..........      16,847        943                    17,790
                                                           -------     ------                   -------

Income from operations................................      21,820        804                    22,624

Other income (expense)................................       1,462        (35)                    1,427
                                                           -------     ------                   -------

Income before provision for income taxes..............      23,282        769                    24,051

Provision for income taxes............................       7,210        265                     7,475
                                                           -------     ------                   -------

Net income............................................     $16,072     $  504                   $16,576
                                                           =======     ======                   =======

Net income per share..................................     $   .43                              $   .43
                                                           =======                              =======

Weighted average common shares outstanding............      37,150                1,338  (A)     38,488
                                                           =======                =====         =======


         The accompanying notes are an integral part of the pro forma financial information.


                                         COGNEX CORPORATION
                                UNAUDITED PRO FORMA STATEMENT OF INCOME
                                 FOR THE YEAR ENDED DECEMBER 31, 1993
                               (In thousands, except per share amounts)
                                                               HISTORICAL                PRO FORMA
                                                           ------------------     ---------------------
                                                           COGNEX       ISYS      ADJUSTMENTS   RESULTS
                                                           -------     ------     -----------   -------

Revenue...............................................     $43,371     $3,805                   $47,176

Cost of revenue.......................................      10,280      2,075                    12,355
                                                           -------     ------                   -------

Gross margin..........................................      33,091      1,730                    34,821

Research, development and engineering expenses........       6,205        344                     6,549

Selling, general and administrative expenses..........      12,183        793                    12,976
                                                           -------     ------                   -------

Income from operations................................      14,703        593                    15,296

Other income (expense)................................       1,316        (29)                    1,287
                                                           -------     ------                   -------

Income before provision for income taxes..............      16,019        564                    16,583

Provision for income taxes............................       4,871         51                     4,922
                                                           -------     ------                   -------

Net income............................................     $11,148     $  513                   $11,661
                                                           =======     ======                   =======
Net income per share..................................     $   .31                              $   .32
                                                           =======                              =======
Weighted average common shares outstanding............      35,668                1,267  (A)     36,935
                                                            ======                =====         =======


         The accompanying notes are an integral part of the pro forma financial information.

                                                        COGNEX CORPORATION
                                                UNAUDITED PRO FORMA BALANCE SHEET
                                                        DECEMBER 31, 1995
                                                      (Dollars in thousands)
                                                                 HISTORICAL                PRO FORMA
                                                             ------------------     ---------------------
                                                             COGNEX       ISYS      ADJUSTMENTS   RESULTS
                                                             -------     ------     -----------   -------
ASSETS

Current assets:
    Cash and cash equivalents...........................    $ 23,911     $  918                  $ 24,829
    Investments.........................................      66,729                               66,729
    Accounts receivable.................................      24,312        943                    25,255
    Inventories.........................................      12,567        532                    13,099
    Costs and estimated earnings in excess of billings..                  3,056                     3,056
    Deferred income taxes...............................       1,811         76                     1,887
    Prepaid expenses and other..........................       6,463         61                     6,524
                                                            --------     ------                  --------
        Total current assets............................     135,793      5,586                   141,379
                                                            --------     ------                  --------
Property, plant and equipment, net......................      22,133        667                    22,800
Other assets............................................       4,169         45                     4,214
Deferred income taxes...................................          77                                   77
                                                            --------     ------                  --------
                                                            $162,172     $6,298                  $168,470
                                                            ========     ======                  ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable....................................    $  2,775     $  373                  $  3,148
    Accrued expenses....................................       9,333        393                     9,726
    Accrued income taxes................................       3,111        350                     3,461
    Billings in excess of costs and estimated earnings..                    612                       612
    Customer deposits...................................         867                                  867
    Deferred revenue....................................         305                                  305
                                                            --------     ------                  --------
        Total current liabilities.......................      16,391      1,728                    18,119
                                                            --------     ------                  --------

Other liabilities.......................................       1,865         51                     1,916
Deferred income taxes...................................                    100                       100
                                                            --------     ------                  --------
        Total liabilities...............................      18,256      1,879                    20,135
                                                            --------     ------                  --------

Stockholders' equity:

    Common stock........................................          78          1        $2  (B)         81
    Additional paid-in capital..........................      71,171      2,517        (2) (B)     73,686
    Cumulative translation adjustment...................          40                                   40
    Deferred compensation...............................                    (46)                      (46)
    Retained earnings...................................      73,516      1,947                    75,463
    Treasury stock......................................        (889)                                (889)
                                                            --------     ------                  --------
        Total stockholders' equity......................     143,916      4,419                   148,335
                                                            --------     ------                  --------
                                                            $162,172     $6,298                  $168,470
                                                            ========     ======                  ========


         The accompanying notes are an integral part of the pro forma financial information.

                              COGNEX CORPORATION

              NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

(A) Represents the weighted average common and common equivalent shares outstanding of Isys, adjusted to the equivalent securities of Cognex using an exchange ratio of .1470 of a share of Cognex common stock for each share of Isys common stock.

(B) Represents the issuance of 1,331,927 shares of Cognex common stock for all of the outstanding common stock of Isys.

                                  SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

  DATE:   MARCH 15, 1996            COGNEX CORPORATION

                                    /s/ Robert J. Shillman
                                    ----------------------------------
                                    Robert J. Shillman
                                    President, Chief Executive Officer,
                                    and Chairman
                                    (principal executive officer)

                                    /s/ John J. Rogers, Jr.
                                    ----------------------------------
                                    John J. Rogers, Jr.
                                    Executive Vice President, Chief Financial
                                    Officer, and Treasurer
                                    (principal financial and accounting officer)

                              COGNEX CORPORATION

                              FORM 8-K ITEM 7(C)

                                   EXHIBITS